Exhibit 99.1

Press Release
Contact: T. Scott O’Keefe
Sr. Vice President & CFO
713-278-6010

NYSE SYMBOL:  THE

TODCO ANNOUNCES THIRD QUARTER 2005 RESULTS

Houston, Texas, November 3, 2005—TODCO (the “Company”) (NYSE-THE) reported net income for the three months ended September 30, 2005, of $19.1 million, or $0.31 per diluted share, on revenues of $141.4 million compared with a net loss of $2.5 million, or $0.04 per share, on revenues of $93.1 million for the same quarter of 2004.  For the three months ended September 30, 2005, earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $55.5 million compared to $22.2 million for the same quarter of 2004.

The improvement in third quarter 2005 results over the same quarter last year was principally caused by improved utilizations and dayrates which will be discussed during TODCO’s publicly accessible third quarter conference call.  The conference call will be at 9:00 a.m. (CST), Thursday, November 3, 2005.  The conference call can be heard live on the Company’s web site at www.theoffshoredrillingcompany.com or by dialing (800) 374-1207 or (706) 634-5011.  A replay of the conference call will be available for approximately 30 days after the call on the Company’s web site or by dialing (800) 642-1687 or (706) 645-9291, reference code 1054668#.

TODCO is a leading provider of contract oil and gas drilling services with the largest rig fleet in the shallow water of the U.S. Gulf of Mexico and along the U.S. Gulf Coast. TODCO’s common stock is traded on the New York Stock Exchange under the symbol “THE”.   For more information about TODCO, please go to the company’s web site at www.theoffshoredrillingcompany.com.

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2000 W. Sam Houston Pkwy, S. • Suite 800 • Houston, Texas 77042 • 713-278-6000 • 713-278-6101 fax

TODCO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	September 30, 2005	December 31, 2004

	(Unaudited)
ASSETS
Cash and cash equivalents	$77.2	$65.1
Accounts receivable
Trade	102.7	67.2
Related party	10.0	11.5
Other	6.9	3.8
Supplies	3.9	4.3
Deferred income taxes	6.5	3.5
Other current assets	2.4	2.5

Total current assets	209.6	157.9

Property and equipment	917.5	920.8
Less accumulated depreciation	417.2	353.6

Property and equipment, net	500.3	567.2

Other assets	33.7	36.3

Total assets	$743.6	$761.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$21.8	$20.6
Accrued income taxes	10.9	10.6
Accrued income taxes – related party	22.2	8.4
Debt due within one year	1.1	8.2
Debt due within one year – related party	2.9	3.0
Interest payable – related party	—	0.2
Other current liabilities	44.1	45.5
Current liabilities related to discontinued operations	0.2	0.2

Total current liabilities	103.2	96.7

Long-term debt	17.4	17.2
Deferred income taxes	148.1	163.6
Other long-term liabilities	5.1	3.3

Total long-term liabilities	170.6	184.1

Commitments and contingencies
Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, Class A, $0.01 par value, 500,000,000 shares authorized, 61,416,652 shares and 60,300,746 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	0.6	0.6
Common stock, Class B, $0.01 par value, 260,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	6,523.2	6,510.0
Retained deficit	(6,050.5)	(6,027.5)
Unearned compensation	(3.5)	(2.5)

Total stockholders’ equity	469.8	480.6

Total liabilities and stockholders’ equity	$743.6	$761.4

TODCO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2005	2004	2005	2004

Operating revenues	$141.4	$93.1	$383.8	$247.7
Costs and expenses
Operating and maintenance	77.8	65.4	233.2	193.4
Depreciation	24.1	23.8	72.0	72.0
General and administrative	9.9	7.0	28.2	26.6
Gain on disposal of assets, net	(1.6)	(0.8)	(8.3)	(5.4)

	110.2	95.4	325.1	286.6

Operating income (loss)	31.2	(2.3)	58.7	(38.9)
Other income (expense), net
Interest income	0.9	0.2	2.2	0.3
Interest expense	(0.8)	(1.1)	(2.7)	(3.1)
Interest expense – related party	(0.1)	(0.1)	(0.2)	(3.3)
Loss on retirement of debt	—	—	—	(1.9)
Other, net	0.2	0.7	1.7	1.3

	0.2	(0.3)	1.0	(6.7)

Income (loss) before income taxes	31.4	(2.6)	59.7	(45.6)
Income tax expense (benefit)	12.3	(0.1)	21.5	(13.4)

Net income (loss)	$19.1	$(2.5)	$38.2	$(32.2)

Net income (loss) per common share
Basic	$0.31	$(0.04)	$0.63	$(0.60)

Diluted	$0.31	$(0.04)	$0.63	$(0.60)

Weighted average common shares outstanding:
Basic	60.9	60.0	60.4	54.1
Diluted	61.6	60.0	61.2	54.1
Cash dividend per common share	$1.00	$—	$1.00	$—

TODCO AND SUBSIDIARIES
SELECTED SEGMENT AND OPERATING DATA
(In millions, except daily amounts)
(Unaudited)

	Three Months Ended

	September 30, 2005	June 30, 2005	September 30, 2004

U.S. Gulf of Mexico Segment
Operating days	1,177	1,146	1,097
Available days	2,086	2,063	2,024
Utilization	56%	56%	54%
Average rig revenue per day	$56,700	$51,000	$33,800
Operating revenues	$66.7	$58.5	$37.1
Operating and maintenance expenses	25.2	32.1	22.3
Depreciation	12.6	12.5	12.4
Gain on disposal of assets, net	—	(3.7)	—

Operating income	$28.9	$17.6	$2.4

U.S. Inland Barge Segment
Operating days	1,316	1,256	1,254
Available days	2,484	2,457	2,760
Utilization	53%	51%	45%
Average rig revenue per day	$29,600	$27,800	$22,900
Operating revenues	$38.9	$34.9	$28.7
Operating and maintenance expenses	21.3	24.7	20.9
Depreciation	6.0	5.9	5.6
Gain on disposal of assets, net	(1.3)	(1.8)	(0.6)

Operating income	$12.9	$6.1	$2.8

Other International Segment
Operating days	738	719	549
Available days	1,318	1,304	1,656
Utilization	56%	55%	33%
Average rig revenue per day	$31,300	$33,900	$34,600
Operating revenues	$23.1	$24.4	$19.0
Operating and maintenance expenses	24.0	22.9	15.9
Depreciation	4.4	4.3	4.7
Loss on disposal of assets, net	—	0.2	—

Operating loss	$(5.3)	$(3.0)	$(1.6)

Delta Towing
Operating revenues	$12.7	$12.7	$8.3
Operating and maintenance expenses	7.3	6.8	6.3
Depreciation	1.1	1.2	1.1
General and administrative expenses	1.1	1.0	1.2
Gain on disposal of assets, net	(0.3)	(0.3)	(0.2)

Operating income (loss)	$3.5	$4.0	$(0.1)

Total Company
Rig operating days	3,231	3,121	2,900
Rig available days	5,888	5,824	6,440
Rig utilization	55%	54%	45%
Operating revenues	$141.4	$130.5	$93.1
Operating and maintenance expenses	77.8	86.5	65.4
Depreciation	24.1	23.9	23.8
General and administrative expenses	9.9	9.9	7.0
Gain on disposal of assets, net	(1.6)	(5.6)	(0.8)

Operating income (loss)	$31.2	$15.8	$(2.3)

TODCO AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In millions)
(Unaudited)

	For the Three Months Ended

	September 30, 2005	June 30, 2005	September 30, 2004

Net income (loss) to EBITDA
Net income (loss)	$19.1	$11.0	$(2.5)
Adjustments:
Depreciation	24.1	23.9	23.8
Income tax expense (benefit)	12.3	5.7	(0.1)
Interest income	(0.9)	(0.8)	(0.2)
Interest expense	0.8	0.9	1.1
Interest expense – related party	0.1	—	0.1

EBITDA	$55.5	$40.7	$22.2